Renewed, Reliable and Resilient Fourth-Quarter and Full-Year 2023 Financial Results, and Future Outlook February 27, 2024

2 This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” "anticipate," "goal," "seek," "strategy," "likely," "should," "will," "could," and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: uncertainties associated with the current and future economic environment, including economic growth rates, labor market conditions, inflation, supply chain delays, increased expenses, volatile capital markets, or other unpredictable effects; our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels; variations in demand for electricity, including those due to weather, seasonality (including large increases in ambient temperatures), the general economy or social conditions, customer, and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; the potential effects of climate change on our electric system, including as a result of weather extremes such as prolonged drought and high temperature variations in the area where APS conducts its business; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments, and proceedings; new legislation, ballot initiatives and regulation or interpretations of existing legislation or regulations, including those relating to environmental requirements, regulatory and energy policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs through our rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investment; our ability to meet renewable energy and energy efficiency mandates and recover related costs; the ability of APS to achieve its clean energy goals (including a goal by 2050 of 100% clean, carbon-free electricity) and, if these goals are achieved, the impact of such achievement on APS, its customers, and its business, financial condition, and results of operations; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences; the development of new technologies which may affect electric sales or delivery, including as a result of delays in the development and application of new technologies; the cost of debt, including increased cost as a result of rising interest rates, and equity capital and the ability to access capital markets when required; environmental, economic, and other concerns surrounding coal-fired generation, including regulation of GHG emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant landowners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in the most recent Pinnacle West/APS Form 10-K along with other public filings with the Securities and Exchange Commission, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. Forward Looking Statements

1. Fourth-Quarter & Full-Year 2023 Financial Results 2. Accomplished Previous Goals & 2022 Rate Case Outcome 3. Growth Outlook & Energy Future 4. Financial Outlook Update Table of Contents

Fourth-Quarter & Full-Year Financial Results

Operating Revenue less Fuel and Purchased Power Sales/Usage $ 0.11 LFCR $ 0.09 Transmission $ 0.09 2019 GRC Appeal Outcome $ 0.08 RES/DSM/EIS/PSA (Chemicals) $ 0.04 4Q 2022 4Q 2023 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 44 for more information. Operating Revenue less Fuel and Purchased Power1 O&M1 D&A Pension & OPEB non- service credits, net Interest, net AFUDC Other, net Income & other taxes Other, net Prior year Clear Creek impairment charge $ 0.11 Prior year Donations & Corporate Giving $ 0.08 PSA Interest $ 0.03 Miscellaneous & all other/rounding $ (0.01) 5 Fourth-Quarter results

Operating Revenue less Fuel and Purchased Power LFCR $ 0.36 RES/DSM/EIS/PSA (Chemicals) $ 0.24 Weather $ 0.22 2019 GRC Appeal Outcome $ 0.22 Transmission $ 0.17 Sales/Usage $ 0.16 Other $ (0.01) 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 44 for more information. Operating Revenue less Fuel and Purchased Power1 O&M1 D&A Pension & OPEB non- service credits, net Interest, net AFUDC Other, net Income taxes Other taxes Other, net BCE sale and prior year Clear Creek charge $ 0.16 PSA Interest $ 0.12 Prior year Donations & Corporate Giving $ 0.08 All other $ (0.03) 6 2022 2023 2023 EPS lifted by record-breaking weather

Accomplished Previous Goals & 2022 Rate Case Outcome

✓ Improved customer experience ➢ From 4th quartile in 2021 to 2nd quartile in 2023 J.D. Power Residential and Business Survey ✓ Top quartile reliability for 10 of the last 11 years ✓ Successfully appealed 2019 rate case ✓ Improved relationships and developed a supportive regulatory environment ➢ Constructive decisions from ACC (Power Supply Adjuster, 2019 Rate Case appeal outcome, 2022 Rate Case) ✓ Achieved an improved ROE of 9.55% and 0.25% FVI with a new generation capital rider ✓ Deferred equity issuance until post-rate case to limit dilution ✓ Continued to grow dividend during financial reset 8 Accomplished previous goals set during the financial reset

Return on Equity 9.55% Fair Value Increment 0.25% Equity Ratio 51.93% Post Test-Year Plant 12 months + Four Corners ELG New Capital Tracking Mechanism System Reliability Benefit surcharge approved Existing Adjustors • Partial transfer of LFCR funds to base rates • PSA annual cap increase approved Total Base Rate Increase $491.7M Total Net Increase $253.4M Customer Net Impact on Day 1 8% 9 Key Components of Final Decision The 2022 rate case outcome was reasonable and constructive

Growth Outlook & Energy Future

1. Rapidly growing service territory with a diverse customer base 2. An improved regulatory environment 3. Making progress toward our clean energy commitment 4. Tremendous opportunities in transmission growth 5. Continue to focus on customer affordability and have a customer centric strategy 11 KEY REASONS We are focused on solid execution and are optimistic for the future

2.1% 2.3% 2.4% 2.2% 2.1% 1.5%-2.5% 0% 1% 2% 3% 2019 2020 2021 2022 2023 2024E Residential Customer Growth1 APS Residential Growth Natn'l Avg.-Residential 12 • Latest census data places Maricopa County as the fastest-growing county in the nation with the most net domestic migration • Phoenix housing is affordable compared to major cities in the region • Phoenix is ranked #1 out of 15 top growth markets for manufacturing by Newmark Group, a global real estate firm • Maricopa County leads the nation in attracting talent according to Lightcast, a global leader in labor market analytics Arizona economy continues to be robust and attractive 1 National average from 2023 Itron Annual Energy Survey Report. Arizona continues to be an attractive service territory with strong customer growth REASON #1

• Infrastructure ─ close proximity to major markets in the West with accessibility by rail or truck • Weather predictability ─ low propensity for natural disasters and greatest solar irradiance in America • Workforce availability ─ three major universities graduating a skilled labor force • Affordability ─ business friendly policies and regulation • Clean Energy ─ IRA support for clean energy generation • Accounts for 3%-5% of the 4%-6% long-term weather normalized sales growth guidance • Amplifier effect for jobs and surrounding communities leading to residential growth • Increased sales help spread fixed costs and maintain rate affordability for all customers Large C&I customers as a growth driver Arizona is an attractive location for business growth Best-in-class service territory supports high tech growth and economic development REASON #1 13

Source: Arizona Commerce Authority 14 Arizona’s commercial and industrial growth is diverse REASON #1

• Balanced, constructive and more consistent outcomes, including improved ROE to APS • Establishment of Regulatory Lag docket • Reaffirmation of Rate Case Settlement Policy • Continued support of adjustor mechanisms to improve cost recovery, including SRB 15 Commitments by the Company • Sustain investment in customer experience improvements • Continue to find alignment with regulators and work with stakeholders on common issues • Advocate for reduced regulatory lag • Focus on customer affordability Improvements at the Arizona Corporation Commission We have an improved regulatory environment REASON #2

Progress Pathway 2005 2019 2030 2050 Since 2020, have contracted over 4,900 MW of clean energy and storage to be in service for APS customers by end of 2025 Issued 2023 All-Source RFP for approximately 1,000 MW of reliable capacity, including at least 700 MW of renewable resources Successfully received approval of the System Reliability Benefit Surcharge that will expand our capacity to self-build generation to meet customer need with reduced lag 24% 50% 65% 100% 16 We are making progress towards our Clean Energy Commitment REASON #3

Source: APS 2024-2033 Ten Year Transmission System Plan Support customer growth Access to markets Increase resiliency 17 Estimated total investment opportunities of more than $5 billion over the next ten years Future Transmission Projects Line Length (miles) Voltage Est. In-Service Sundance to Pinal Central & Pinal Central to Milligan 7 + 15 230 kV 2027 Ocotillo to Pinnacle Peak 25 230 kV 2031 Panda to Freedom 40 230 kV 2031 Jojoba to Rudd 25 500 kV 2032 Four Corners to Pinnacle Peak 290 (x2) 345 kV 2035 Transmission expansion will drive increased capital investment REASON #4

Improved J.D. Power Customer Satisfaction Survey Rankings Key Areas of Focus • Process improvements and preventative maintenance to reduce operating costs • Innovative customer programs to help customers save energy and money • Inflation Reduction Act tax credits and lending programs 2021 2023 Residential Customers 4th Quartile ↑ 2nd Quartile Business Customers 4th Quartile ↑ 2nd Quartile 18 3.68% 5.07% 2.61% 0% 6% 2018 2019 2020 2021 2022 2023 2024E Average annual % change 2018-20241 CPI CPI (PHX) APS Rates APS rates have remained well below the rate of inflation 1 Includes 2024 estimates of 2.4% CPI, 2.6% CPI(PHX) & APS rate case outcome We are focused on maintaining customer affordability and increasing customer satisfaction REASON #5

Future Financial Outlook

$0.48 Weather 2024 vs 2023 Operating Revenue less Fuel and Purchased Power Net Effect of 2022 GRC $ 1.33 Retail Sales Growth $ 0.26 LFCR/2019 GRC appeal outcome $ 0.11 RES/DSM/PSA (Chemicals) $ 0.08 Other $ 0.02 Transmission $ (0.05) Weather $ (0.48) All other BCE Sale $ 0.10 Pension & OPEB non-service credits, net $ 0.01 Other, net $ (0.04) Miscellaneous & rounding $ (0.04) $1.27 Operating Revenue less Fuel and Purchased Power1 $(0.14) O&M1 $(0.47) D&A $(0.08) Other taxes $(0.32) Interest, net AFUDC $0.03 All other 2023 2024 (midpoint) $4.70 $4.41 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 44 for more information. 20 2024 EPS Guidance of $4.60 - $4.80

2024 EPS guidance of $4.60-$4.80 key drivers1  New rates in effect March 8, 2024  Depreciation, amortization and property taxes due to higher plant in service  Retail customer growth of 1.5%-2.5%  2024 normal weather  Weather-normalized retail electricity sales growth of 2.0%-4.0% (includes 2.5%- 3.5% from large C&I)  Financing costs  LFCR & 2019 GRC appeal outcome  Operations and maintenance  BCE sale Long-term guidance and key drivers • Long-term EPS growth target of 5%-7% off 2024 midpoint • Retail customer growth of 1.5%-2.5% • Weather-normalized retail electricity sales growth of 4%-6% (includes 3%-5% from large C&I customers) 0.8% 4.2% 2.4% 1.5% 2.0%-4.0% 0% 1% 2% 3% 4% 5% 6% '20 '21 '22 '23 '24E Total Sales Growth 21 1 Arrows represent expected comparative year-over-year impact of each driver on earnings. Key drivers for 2024 EPS guidance

1. Long-term EPS growth of 5%-7% off 2024 base, supporting competitive total shareholder return 2. Optimized capital plan to reliably serve growing service territory, driving strong rate base growth and supported by SRB 3. Managing a healthy capital structure with accretive equity to support investment 4. Declining O&M per MWh with focus on customer affordability 5. Competitive shareholder dividend 6. Solid balance sheet and credit ratings 22 Our investor goals going forward

Potential drivers for more consistent and timely cost recovery EPS Growth off 2024 5%-7% CAGR • Reduction of regulatory lag including exploration of alternative rate-making structures • Rate case cadence and potential settlement of future rate cases • Continued support of adjustor mechanisms • Continued economic development driving sales and customer growth • Continued cost management 23 GOAL #1 Long-term outlook potential remains solid

$6.85B $7.80B 2022-2025E 2023-2026E CapEx Profile $233 $285 $280 $385 $572 $565 $550 $590 $361 $340 $415 $420 $634 $760 $755 $655 2023 2024E 2025E 2026E APS Total 2024-2026 $6.0B Generation Transmission Distribution Other $1.80B $1.95B $2.00B $2.05B Source: 2024-2026 as disclosed in the 2023 Form 10-K One year ago Today 24 Capital plan to support reliability and continued service territory growth GOAL #2

GOAL #2

SRB will expand our capacity to self build generation to meet customer need with reduced lag



System Reliability Benefit Surcharge Key Features

- Projects that compete on cost and reliability from All-Source Request for Proposals
- Determines prudency of new generation between general rate cases
- Included in rates approximately 180 days after in service with Commission approval
- Recovery at prevailing WACC less 100bps until future rate case
- Traditional AFUDC treatment until asset is in service

Near term SRB Opportunities

Project	MWs	Est. In-Service
Agave BESS (Phase I)	150	2026
Sundance Expansion	90	2026
Ironwood Solar	168	2026
Agave BESS (Phase II)	150	2027
Redhawk Expansion	327	2028

Projects represent ~42% of IRP forecasted incremental installed utility scale capacity over 2025-2028

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PINNACLE WEST
CAPITAL CORPORATION

Current Approved Rate Base and Test Year Detail End-of-Year Rate Base and Growth Guidance ACC FERC Rate Effective Date 03/08/2024 6/1/2023 Test Year Ended 6/30/20221 12/31/2022 Equity Layer 51.93% 50.3% Allowed ROE 9.55% 10.75% Rate Base $10.36B2 $2.0B $9.92 $13.5 $2.01 $2.6 2022 2023 2024 2025 2026 ACC FERC 26 Rate base $ in billions, rounded Projected 1 Derived from APS annual update of formula transmission service rates. 2 Represents unadjusted ACC jurisdictional rate base consistent with regulatory filings. 1 Adjusted to include post-test year plant in service through 06/30/2023. 2 Rate Base excludes $215M approved through Joint Resolution in Case No. E-01345A-19-0236. Generation spend through System Reliability Benefit Surcharge and transmission spend will total ~35% of tracked capital from 2024-2026 and help reduce regulatory lag Rate Base growing with our service territory GOAL #2

GOAL #3

Optimized financing plan to support balanced capital structure

2024-2026 Financing Plan


Approx.
$3B
Cash from Operations[1]
$1.7B-$1.9B
APS Debt[2]
$200M-400M
PNW Debt[2]
$600M-700M
PNW Equity
$500M Deferred Equity Need
$100M-$200M Incremental Cap Structure Need
Approx.
$400M
Future PNW Capital
Approx.
$6B
Total Capital Investment

[1] Cash from operations is net of shareholder dividends.
[2] APS and PNW debt issuance is net of maturities.

Funding Strategy

- External equity to support balanced APS capital structure and expanded, accretive investment
- Deferred capital structure need from end of 2019 rate case upsized modestly to true-up capital structure to targeted range
- Enhanced capex plan will require future financing matched to spend profile through 2026 (~40% of incremental capex in plan)
- Tools available for future capital need include ATM and alternatives (e.g., hybrid securities)

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PINNACLE WEST
CAPITAL CORPORATION

$886 $865-$875 $127 $125-$135 $46 $75-$85 2023 2024 O&M Guidance (millions) Planned Outages RES/DSM Core O&M 28 Operations & Maintenance Guidance • Reduced year-over-year core O&M excluding planned outages • Final planned major outage in Q4 2024 at Four Corners Unit 5 • Unit 4 final planned major outage in 2025 • Lean culture and declining O&M per MWh goal We are focused on cost control and customer affordability GOAL #4

3.50% 4.94% 1.86% 2017 2018 2019 2020 2021 2022 2023 2024E Average annual % change 2017-20241 CPI CPI (PHX) PNW O&M 29 1 Includes 2024 estimates of 2.4% CPI, 2.6% CPI(PHX) & Company O&M guidance.1 O&M amounts, as adjusted, exclude RES/DSM of $127M and include planned outage amounts of $46M in 2023. For reconciliation, see slide 44. $30 2023 PNW O&M (as adjusted) per MWh1 O&M per MWh Weather Normalized Sales (MWh) Long term goal remains declining O&M per MWh GOAL #4

$2.38 $3.52 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Annualized Dividends per Share ~4.5% DPS CAGR Dividend Targets • Long-term dividend growth • Attractive ~5% dividend yield • Managing long-term dividend payout ratio into sustained 65-75% 30 1 Future dividends are subject to declaration at Board of Directors’ discretion. We have a proven dividend growth track record 1 GOAL #5

Balance Sheet Targets • Solid investment-grade credit ratings • APS equity layer >50% • PNW FFO/Debt range of 14%-16% Corporate Ratings Senior Unsecured Ratings Short-Term Ratings Outlook APS Moody’s A3 A3 P-2 Negative S&P BBB+ BBB+ A-2 Negative Fitch BBB+ A- F2 Negative Pinnacle West Moody’s Baa1 Baa1 P-2 Negative S&P BBB+ BBB A-2 Negative Fitch BBB+ BBB+ F2 Negative 31 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Ratings are as of February 15, 2024. We are focused on maintaining healthy credit ratings to support affordable growth1 GOAL #6

$0 $200 $400 $600 $800 $1,000 $1,200 2023 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 APS Fixed APS Floating PNW Fixed PNW Floating($millions) As of December 31, 2023 32 Debt maturity profile shows well managed and stable financing plan GOAL #6

33 • Service territory is one of the fastest growing in the nation with a diverse customer base • Improved regulatory environment with focus on reducing regulatory lag • Strong customer centric strategy with improving J.D. Power survey scores • Proven track record of efficient O&M practices and focus on customer affordability • Solid balance sheet and well managed financing plan • Attractive financial growth profile building off 2024 midpoint We have a stable foundation with solid execution going forward IN SUMMARY

Thank You Questions & Answers

Appendix

Key Facts as of Dec. 31, 2023 Consolidated assets $25B Market cap $8.15B Generating capacity owned or leased (year end) 6.5GW Customers 1.4M Current % from clean energy 51% Retail Sales Mix (Non-Residential/Residential) 51%/49% Service Territory 36 Arizona’s Largest Electric Company

2024 EPS guidance

Key Factors and Assumptions (as of February 27, 2024)	2024
Adjusted gross margin (operating revenues, net of fuel and purchased power expenses, x/RES,DSM,CCT)[1] • Retail customer growth of 1.5%-2.5% • Weather-normalized retail electricity sales growth of 2.0%-4.0% • Includes 2.5%-3.5% contribution to sales growth of new large manufacturing facilities and several large data centers • Assumes normal weather	$2.93 – $3.00 billion
Adjusted operating and maintenance expense (O&M x/RES,DSM,CCT)[1]	$940 – $960 million
Other operating expenses (depreciation and amortization, and taxes other than income taxes)	$1.09 – $1.11 billion
Other income (pension and other post-retirement non-service credits, other income and other expense)	$58 – $64 million
Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC ~$96 million)	$320 – $340 million
Net income attributable to noncontrolling interests	$17 million
Effective tax rate	13.75% – 14.25%
Average diluted common shares outstanding	114.9 million
EPS Guidance	**$4.60 – $4.80**



[1] Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. For reconciliation, see slide 44.

PINNACLE WEST CAPITAL CORPORATION
37

Case/Docket # Q1 Q2 Q3 Q4 2022 Rate Case: E-01345A-22-0144 Open Meeting completed on February 22 Power Supply Adjustor (PSA) E-01345A-22-0014: 2024 PSA Rate Effective date (no change from 2023) Transmission Cost Adjustor E-01345A-22-0014: To be filed May 15; effective June 1 Environmental Improvement Surcharge E-01345A-19-0236: EIS eliminated in 2022 Rate Case Decision Lost Fixed Cost Recovery E-01345A-23-0228: 2023 LFCR effective March (if approved) 2024 LFCR to be filed July 31 2024 LFCR effective date Nov. 1 (if approved) Resource Planning and Procurement: E-99999A-22-0046 Anticipated 2023 IRP acknowledgment 2024 DSM/EE Implementation Plan E-01345A-23-0088: 2025 Plan to be filed May 31 2024 RES Implementation Plan E-01345A-23-0193: 2024 REAC-1 effective (if approved) 2025 Plan to be filed July 1 Resource Comparison Proxy E-01345A-24-XXXX (TBD): To be filed May 1 Effective Sep. 1 (if approved) Test Year Rules (Regulatory Lag) AU-00000A-23-0012: Workshop on March 19th 38 2024 Key Regulatory Dates

0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2020 Applications 2021 Applications 2022 Applications 2023 Applications 139 169 200 216 2020 2021 2022 2023 1 Monthly data equals applications received minus cancelled applications. As of December 31, 2023, approximately 175,113 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 1,550 MWdc of installed capacity. Excludes APS Solar Partner Program, APS Solar Communities, and Flagstaff Community Partnership Program. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Residential DG (MWdc) Annual Additions 39 Residential PV Applications

$10 $4 $12 $11 $15 $9 $16 $15 $13 $16 $18 $11 $18 $21 $20 $12 $0 $5 $10 $15 $20 $25 $30 $35 $40 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Renewable Energy Demand Side Management 2022 $95 Million 2023 $127 Million 1Renewable Energy and Demand Side Management expenses are substantially offset by adjustment mechanisms. Numbers may not foot due to rounding. ($ in millions pretax) 40 Renewable Energy & Demand Side Management expenses1

$15 ($17) $67 $8 Q1 Q2 Q3 Q4 Variances vs. Normal All periods recalculated to current 10-year rolling average (2012 – 2021). Numbers may not foot due to rounding. ($ in millions pretax) 2023 Total Weather Impact: $73 Million 41 2023 gross margin effects of weather

Climate Resiliency • Wildfire preparedness and prevention • Reduction of carbon and retirement of over 1,000 MW of coal • Focus on reliability and affordability through All-Source RFPs Company Actions • 42% of new hires in 2023 were racially or ethnically diverse • 35% of new hires in 2023 were female • 39% of all officers are female • 72% of water consumed by APS power plants in 2023 came from effluent water • Projected to be 79% by 2025 and 95% by 2035 Governance Actions • 45% of independent directors are gender or ethnically diverse • Board oversight of strategy and risk 42 We are stewards of a more sustainable Arizona

Q2 Plant Unit Estimated Duration in Days West Phoenix CC5 18 Palo Verde 3 36 Q1 Plant Unit Estimated Duration in Days Redhawk CC1 66 West Phoenix CC5 71 Q4 Plant Unit Estimated Duration in Days Palo Verde 2 36 Four Corners 5 66 Coal, Nuclear and Large Gas Planned Outages 43 2024 Planned Outage Schedule

2023 Actuals4 2024 Guidance4 Operating revenues1 $4.70 billion $4.92 - $5.02 billion Fuel and purchased power expenses1 $1.79 billion $1.85 - $1.89 billion Gross Margin $2.90 billion $3.06 - $3.13 billion Adjustments: Renewable energy and demand side management programs2 $129 million $125 - $135 million Adjusted gross margin $2.77 billion $2.93 - $3.00 billion Operations and maintenance1,3 $1.06 billion $1.07 - $1.09 billion Adjustments: Renewable energy and demand side management programs2 $127 million $125 - $135 million Adjusted operations and maintenance $932 million $940 - $960 million 44 1Line items from Consolidated Statements of Income. 2Includes $3.3M for CCT (Coal Community Transition) in 2023 and $3.3M in 2024 which is recovered through REAC (Renewable Energy Adjustment Charge). 3O&M per MWh was $35/MWh in 2023. 4Numbers may not foot due to rounding. Non-GAAP Measure Reconciliation

Consolidated Statistics

	3 Months Ended December 31, 2023	2022	Incr (Decr)	12 Months Ended December 31, 2023	2022	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 454	$ 398	56	$ 2,289	$ 2,046	$ 243
Business	476	397	79	2,048	1,768	281
Total Retail	930	796	135	4,338	3,814	524
Sales for Resale (Wholesale)	28	185	(156)	209	383	(174)
Transmission for Others	30	25	5	139	117	22
Other Miscellaneous Services	3	4	(1)	11	11	(0)
Total Operating Revenues	$ 992	$ 1,009	(18)	$ 4,696	$ 4,324	$ 372
ELECTRIC SALES (GWH)						
Retail						
Residential	2,918	2,933	(14)	14,948	14,757	191
Business	3,952	3,664	288	16,422	15,765	657
Total Retail	6,870	6,597	273	31,370	30,522	848
Sales for Resale (Wholesale)	679	1,467	(788)	4,171	4,070	101
Total Electric Sales	7,549	8,064	(515)	35,541	34,592	949
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	2,871	2,833	38	14,328	14,391	(63)
Business	3,913	3,691	223	16,247	15,733	514
Total Retail Sales	6,784	6,524	261	30,576	30,124	452
Retail sales (GWH) (% over prior year)	4.0%	1.2%		1.5%	2.4%	
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,239,306	1,214,164	25,142	1,228,022	1,202,975	25,047
Business	143,382	142,031	1,351	142,908	141,385	1,523
Total Retail	1,382,688	1,356,195	26,493	1,370,930	1,344,359	26,571
Wholesale Customers	55	55	1	56	55	2
Total Customers	1,382,743	1,356,249	26,494	1,370,986	1,344,414	26,572
Total Customer Growth (% over prior year)	2.0%	2.1%		2.0%	2.1%	
RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)						
Residential	2,316	2,333	(17)	11,668	11,963	(295)
Business	27,293	25,986	1,308	113,691	111,279	2,412

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PINNACLE WEST CAPITAL CORPORATION

Consolidated Statistics

	3 Months Ended December 31,			12 Months Ended December 31,		
	2023	2022	Incr (Decr)	2023	2022	Incr (Decr)
ENERGY SOURCES (GWH)						
Generation Production						
Nuclear	2,229	2,212	17	9,250	9,332	(82)
Coal	1,223	2,578	(1,354)	6,548	8,830	(2,282)
Gas, Oil and Other	2,247	2,319	(73)	9,047	8,770	276
Renewables	204	98	106	730	550	180
Total Generation Production	5,902	7,207	(1,304)	25,575	27,483	(1,908)
Purchased Power						
Conventional	1,296	514	782	7,137	4,807	2,330
Resales	108	150	(42)	1,332	1,431	(100)
Renewables	632	552	80	2,779	2,307	472
Total Purchased Power	2,036	1,216	820	11,248	8,545	2,702
Total Energy Sources	7,938	8,422	(484)	36,823	36,028	795
POWER PLANT PERFORMANCE						
Capacity Factors - Owned						
Nuclear	88%	87%	1%	92%	93%	(1)%
Coal	41%	86%	(45)%	55%	74%	(19)%
Gas, Oil and Other	28%	29%	(1)%	29%	28%	1%
Solar	40%	19%	21%	36%	27%	9%
System Average	42%	52%	(10)%	46%	50%	(4)%

	3 Months Ended December 31,			12 Months Ended December 31,		
	2023	2022	Incr (Decr)	2023	2022	Incr (Decr)
WEATHER INDICATORS - RESIDENTIAL						
Actual						
Cooling Degree-Days	112	56	56	2,158	1,892	266
Heating Degree-Days	178	454	(276)	878	908	(30)
Average Humidity	22%	33%	(11)%	21%	29%	(8)%
10-Year Averages (2012 - 2021)						
Cooling Degree-Days	41	41	-	1,795	1,795	-
Heating Degree-Days	314	314	-	751	751	-
Average Humidity	29%	29%	-	26%	26%	-

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PINNACLE WEST
CAPITAL CORPORATION